                                                                    EXHIBIT 10.1





                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (the "Agreement") effective as of December 31, 1999, is entered into by and between FRONT RANGE ORTHOPEDIC CENTER, P.C., a Colorado professional corporation ("Buyer"), and IOI MANAGEMENT SERVICES OF COLORADO, INC., a Colorado corporation ("Seller") (Buyer and Seller are referred to herein collectively as the "Parties").

                              W I T N E S S E T H:

         WHEREAS, Seller owns certain assets, exclusive of the real estate, of the orthopedic medical practice located at 2030 Mountainview, Suite 230, Longmont, CO 80501 (the "Practice") which Practice is operated by Buyer;

         WHEREAS, Buyer desires to purchase certain assets of the Practice, and Seller desires that Buyer purchase such assets all in accordance with the terms and conditions provided herein;

         WHEREAS, there is that certain Management Services Agreement dated March 11, 1998 pursuant to which Seller provides management services to Buyer (the "Initial Management Agreement"), as amended by that certain Recruitment Agreement and Modification to Management Services Agreement dated April 13, 1999 (the "Recruitment and Modification Agreement"; at times the Initial Management Agreement as modified by the Recruitment and Modification Agreement are collectively referred to as the "Management Agreement");

         WHEREAS, Buyer has assigned or contemporaneously with the execution hereof will assign the Management Agreement to FROC, PC, a Colorado professional corporation ("FROC II"); and

         NOW, THEREFORE, for and in consideration of the premises and promises herein contained, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties hereby mutually agree as follows:


                                   ARTICLE I
                                 THE TRANSACTION

         1.1. Purchase and Sale of Assets. As of the Closing Date, (as hereinafter defined), the Seller shall sell, transfer, assign, and deliver to the Buyer, and the Buyer shall purchase, accept, assume, and receive all right, title, and interest in, to, or arising from the Purchased Assets (as defined below).

         1.2. Purchased Assets. The "Purchased Assets" are the accounts receivable which exist as of the Closing Date (as defined below), as specifically listed on Exhibit 1.2 attached hereto.





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         1.3. Assumed Liabilities and Obligations. At Closing, the Buyer shall assume only the liabilities and obligations listed on Exhibit 1.3 (the "Assumed Liabilities and Obligations").


                                   ARTICLE II
                           CONSIDERATION FOR TRANSFER

         2.1 Consideration. The aggregate consideration for the Purchased Assets to be paid to the Seller shall be as follows:

                  (a) Eight Hundred Eighty Thousand Dollars ($880,000), payable as Seven Hundred Thousand Dollars ($700,000) in cash at Closing (as hereinafter defined) and One Hundred Eighty Thousand Dollars ($180,000) in a promissory note (the "Note") payable to Seller; and

                  (b) Assumption of the Assumed Liabilities and Obligations

                  (collectively, the "Purchase Price").

         2.2 Payment of Consideration. On the Closing Date, the Buyer shall assume the Assumed Liabilities and Obligations and deliver to Seller the Purchase Price in the form specified in Article 2.1(a) hereinabove.

         2.3 Allocation of Consideration. The consideration for the Purchased Assets shall be allocated by Buyer and Seller pursuant to Exhibit 2.3 attached hereto. Such allocation shall be used for all purposes, including preparation and filing of the Internal Revenue Service Form 8594 with respect to the transactions contemplated hereby.


                                  ARTICLE III
                          THE CLOSING AND CLOSING DATE

         3.1. Closing. The execution of this Agreement and other collateral agreements (the "Closing") shall occur at a location to be mutually agreed upon by the parties on January 27, 2000, or at such other time or place as may be mutually agreed upon by the parties. Upon consummation, the Closing shall be deemed to take place and be effective as of 12:01 A.M., January 27, 2000 (the "Closing Date"). At the Closing, the actions described in this Article shall be taken. All actions shall be deemed to have occurred simultaneously, and the effectiveness of any action taken at the Closing shall, unless otherwise agreed by the Seller and Buyer, be conditioned upon the taking of all other action called for in this Article.

         3.2. Deliveries by Buyer. To effectuate the Closing, Buyer shall:

                  (a) execute and deliver to the Seller a Release substantially in the form of Exhibit 3.2 attached hereto;






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                  (b) deliver to Seller a certificate of good standing of Buyer, dated on a recent date prior to the Closing Date, from the Secretary of State of Colorado; and

                  (c) deliver to the Seller such other resolutions, documents, and certificates as are required to be delivered by Buyer under the provisions of this Agreement or as may be necessary or appropriate to carry out the transactions contemplated hereby.

         3.3. Deliveries by Seller. To effectuate the Closing, the Seller shall:

                  (a) execute and deliver to the Buyer a Release substantially in the form of Exhibit 3.3, attached hereto;

                  (b) deliver to Buyer a Bill of Sale transferring the ownership of the Purchased Assets from Seller to Buyer;

                  (c) deliver to Buyer a certificate of good standing of Seller, dated on a recent date prior to the Closing Date, from the Secretary of State of Colorado; and

                  (d) deliver to Buyer such other resolutions, documents and certificates as are required under the provisions of this Agreement or as may be necessary or appropriate to carry out the transactions contemplated hereby.


                                   ARTICLE IV
                     SELLER'S REPRESENTATIONS AND WARRANTIES

         The Seller warrants and represents to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

         4.1. Legal Authority. Seller is a business corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Seller has all requisite corporate power and authority to enter into the transactions contemplated hereby and is entitled to carry on its business as now being conducted and to own, lease, or operate its properties, which are either owned or leased by Seller, as and in the places where such business is now conducted; and Seller is duly qualified, licensed and in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned by it make such qualification necessary, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the business condition of Seller.

         4.2. Execution, Delivery and Performance of Agreement; Authority. Seller is not in violation of any term of its articles of incorporation or by-laws, or in any material respect of any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which it is a party or to which it or its properties or assets are subject, and, to the best of Seller's knowledge, is not in material violation of any order, statute, rule or regulation applicable to it. The execution, delivery, and/or performance of this Agreement by Seller will not, with or without the giving of notice or the passage of time, or both, (i) violate, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien,






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charge or encumbrance pursuant to, any provision of Seller's articles of incorporation or by-laws or any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Seller is a party or by which it or its properties or assets may be bound or affected (except as otherwise disclosed herein), or, (ii) to the best of Seller's knowledge, conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to Seller, its properties or assets (except as otherwise disclosed herein). Seller has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken, and this Agreement constitutes a valid and binding obligation of Seller.

         4.3. No Regulatory Action. No action, consent or approval by, or filing with, any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any other regulatory body, is required in connection with the execution and delivery by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

         4.4. No Claims. There is no claim, action, suit, proceeding, arbitration, investigation or inquiry of which Seller has notice, before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory body or any private arbitration tribunal now pending, or threatened against or relating to Seller which would adversely affect the ability of the Seller to consummate the sale of the Purchased Assets and the other transactions contemplated by this Agreement.

         4.5. Brokers. Seller has not retained any broker, finder, or agent or incurred any liability or obligation for any brokerage fees, commissions, or finder's fees with respect to this Agreement or the transactions contemplated hereby.

         4.6. Disclosures. No statement by Seller contained in this Agreement and the Exhibits attached hereto, and any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         4.7. ERISA. To the best of Seller's knowledge, Seller has operated in material compliance with ERISA with respect to the: (i) employees of Seller that provide services on the premises of the Practice; and (ii) the physician shareholders of Buyer.


                                   ARTICLE V
                     BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer warrants and represents to Seller, as of the date of this Agreement and as of the Closing Date, as follows:





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         5.1. Legal Authority. Buyer is a professional corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Buyer has all requisite corporate power and authority to enter into the transactions contemplated hereby and is entitled to carry on its business as now being conducted and to own, lease, or operate its properties, which are either owned or leased by Buyer, as and in the places where such business is now conducted; and Buyer is duly qualified, licensed and in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned by it make such qualification necessary, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the business condition of Buyer.

         5.2. Execution, Delivery and Performance of Agreement; Authority. Buyer is not in violation of any term of its articles of incorporation or by-laws, or in any material respect of any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which it is a party or to which it or its properties or assets are subject, and, to the best of Buyer's knowledge, is not in material violation of any order, statute, rule or regulation applicable to it. The execution, delivery, and/or performance of this Agreement by each of Buyer will not, with or without the giving of notice or the passage of time, or both, (i) violate, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Buyer's articles of incorporation or by-laws or any agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Buyer, is a party or by which it or its properties or assets may be bound or affected (except as otherwise disclosed herein), or, (ii) to the best of Buyer's knowledge, conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to Buyer, its properties or assets (except as otherwise disclosed herein). Buyer has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken, and this Agreement constitutes a valid and binding obligation of Buyer.

         5.3. No Regulatory Action. No action, consent or approval by, or filing with, any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any other regulatory body, is required in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby.

         5.4. No Claims. There is no claim, action, suit, proceeding, arbitration, investigation or inquiry of which Buyer has notice, before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, any securities or commodities exchange, other regulatory body or any private arbitration tribunal now pending, or threatened against or relating to Buyer which would adversely affect the ability of the Buyer to consummate the sale of the Purchased Assets and the other transactions contemplated by this Agreement.

         5.5. Brokers. Buyer has not retained any broker, finder, or agent or incurred any liability or obligation for any brokerage fees, commissions, or finder's fees with respect to this Agreement or the transactions contemplated hereby.






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         5.6. Disclosure. No statement by Buyer contained in this Agreement and the Exhibits attached hereto, and any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

         5.7. Loans with Third Parties. Buyer is not a maker or obligor on any loans from third parties.


         5.8. Cash Collections and Payments. Since March 11, 1998 through and including the Closing Date: (i) Buyer has processed cash collections consistent with the normal operating procedures established by Seller; and (ii) has paid expenses related to the Practice only as such expenses have come due.


                                   ARTICLE VI
                         OTHER COVENANTS AND AGREEMENTS

         6.1. Termination of Management Agreement. Buyer and Seller agree that effective as of December 31, 1999 the Initial Management Agreement, as modified and amended by the Recruitment and Modification Agreement pursuant to an agreement (the "Agreement to Terminate the Management Agreement"), as assigned from Buyer to FROC II, shall terminate pursuant to that certain Agreement to Terminate the Management Agreement between FROC II and Seller. Buyer and Seller agree that as of the Closing Date all agreements Seller had with either of Buyer and/or FROC II to pursuant to which Seller provided services to Buyer shall terminate and shall be void and of no further force or effect.

         6.2. Economic Closing as of December 31, 1999. Buyer, and Seller understand and agree that the "economic closing" of sale of the Purchased Assets shall occur as of December 31, 1999 meaning that: (i) after the sweep of the cash collected through December 31, 1999, Seller shall not sweep any money out of those certain lock box accounts located at Wells Fargo Bank (#4311-854723) and Bank One (#1192541017) (collectively, the "Lock Box") except to pay the January 2000 monthly lease payment due on that certain equipment lease (the "Copelco Equipment Lease") on which Copelco Capital, Inc. is the lessor and Seller is the lessee for an artoscan, MRI scanner and related equipment; and
(ii) after December 31, 1999, neither Buyer nor FROC II shall write any checks for expenses vis a vis that certain "zero balance" checking account located at Bank One. At the Closing, Seller will deliver to Buyer the cash accumulated as of the Closing Date in the Lock Box. After Closing, on a periodic reasonable basis, Seller will deliver any remaining cash that accumulates in the Lock Box.

         6.3. Payment by Seller of Monies Seller Reserved for Buyer's Profit Sharing Plan. At Closing, Seller shall deliver to the administrator of the profit sharing plan of FROC II the monies that Seller reserved from physician compensation for such purpose in the amount of Ninety-eight Thousand Seventeen Dollars and Sixty-five Cents ($98,017.65).





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         6.4. Seller Shall Pay a Portion of the Buyer's Physician Salaries.
Seller shall pay Nineteen Thousand Seven Hundred Thirty-nine Dollars and Eighty-three Cents ($19,739.83) to Buyer as compensation for the December salaries of physicians employed by Buyer.

         6.5. Seller Shall Pay the January 7, 2000, Staff Payroll of Buyer. Seller shall pay Thirty-three Thousand Nine Hundred Dollars and Ninety-seven Cents to the staff employees of Buyer as compensation under the January 7, 2000, payroll of Buyer.

         6.6. Buyer Shall Reimburse Seller for the January 21, 2000, Payroll of Buyer. Buyer shall pay to Seller Thirty-seven Thousand Four Dollars and Sixty-four Cents ($37,004.64) as reimbursement for the January 21, 2000, staff payroll of Buyer paid by Seller.

         6.7. January 21, 2000, Staff Payroll Amounts Shall be Offset Against Seller's Portion of December Physician Salaries. At Closing, Buyer shall deliver to Seller Seventeen Thousand Two Hundred Sixty-four Dollars and Eighty-one Cents ($17,264.81), which amount represents the difference between (a) the amount owed by Buyer to Seller pursuant to Section 6.6, above, and (b) the amount owed by Seller to Buyer pursuant to Section 6.4, above.

         6.8. No Reconciliation of Amounts Owing between Buyer and Seller Except as Otherwise Expressly Stated in this Agreement. Except as expressly provided for in this Agreement there shall be no reconciliation of amounts owing, whether actual or alleged, between Seller on the one hand and Buyer on the other hand.

         6.9. Return of Video Conference Equipment and CISCO 2500 Series Router. On or before the Closing Date, Buyer agree to return to Seller the two (2) following pieces of equipment at the location of the Practice: (i) Seller's video conference equipment; and (ii) the CISCO 2500 Series Router.

         6.10. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any party shall consider or be advised that any further deeds, assignments or assurances in law or in any other things are necessary, desirable or proper to vest, perfect or confirm, or record or otherwise, in such party, the title to any property or rights acquired or to be acquired by reason of or as a result of the acquisition of any shares hereunder, the other parties agree that they shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights in the original party and to otherwise carry out the purpose of this Agreement.

         6.11. Modification of Copelco Lease. On or before the Closing Date, Buyer and FROC II shall contact Copelco and arrange for that certain Equipment Lease by and between Seller as lessee and Copelco as lessor for equipment pertaining to the Practice (the "Copelco Lease") to be modified so that Seller and Integrated Orthopaedics, Inc. ("IOI"), shall be removed from such lease as lessee and guarantor, respectively (the "Lease Modification").





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                                  ARTICLE VII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         Each and all of the obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing Date of the following conditions:

         7.1. Accuracy of Warranties and Performance of Covenants. The representations and warranties of Seller contained herein shall be accurate in all material respects as if made on and as of the Closing Date. Seller shall have performed all of its obligations and complied with each and all of the covenants, agreements, and conditions required to be performed or complied with by it on or prior to the Closing Date.

         7.2. No Pending Action. No action, suit, proceeding, or investigation before any court, administrative agency, or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree, or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby, or cause such transactions to be rescinded.

         7.3. Consents. All material consents by third parties that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any agreement to which the Seller is a party, shall have been provided for or obtained.

         7.4. Regulatory Approvals. All regulatory agencies shall have taken such action as may be required to permit the consummation of the transactions contemplated hereby, and such actions shall remain in full force and effect and shall be reasonably satisfactory in form and substance to Buyer.

         7.5. Exhibits. All of the Exhibits shall be completed and attached hereto in final form.


         7.6. Deliveries. All documents to be executed and/or delivered by Seller pursuant to Section 3.3 shall have been executed and or delivered, as applicable.


                                  ARTICLE VIII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         Each and all of the obligations of Seller to consummate the transactions contemplated by this Agreement are subject to fulfillment prior to or at the Closing Date of the following conditions:

         8.1. Accuracy of Warranties and Performance of Covenants. The representations and warranties of Buyer contained herein shall be accurate in all material respects as if made on and as of the Closing Date. Buyer shall have performed all of its obligations and complied with each





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

and all of the covenants, agreements, and conditions required to be performed or complied with by it on or prior to the Closing Date.

         8.2. No Pending Action. No action, suit, proceeding, or investigation before any court, administrative agency, or other governmental authority shall be pending or threatened wherein an unfavorable judgment, decree, or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby, or cause such transactions to be rescinded.

         8.3. Consents. All material consents by third parties that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any agreement to which Buyer is a party, shall have been provided for or obtained.

         8.4. Regulatory Approvals. All regulatory agencies shall have taken such action as may be required to permit the consummation of the transactions contemplated hereby, and such actions shall remain in full force and effect and shall be reasonably satisfactory in form and substance to Seller.

         8.5. Exhibits. All of the Exhibits shall be completed and attached hereto in final form.

         8.6. Deliveries. All documents to be executed and/or delivered by Buyer pursuant to Section 3.2 shall have been executed and or delivered, as applicable.


                                   ARTICLE IX
                          SURVIVAL AND INDEMNIFICATION

         9.1. Survival. All representations, warranties, covenants, and agreements contained in this Agreement or in any document delivered pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto. All representations, warranties, covenants, and agreements contained herein or in a document or agreement called for hereby, except as otherwise limited therein, shall survive the Closing and be fully effective and enforceable for a period of five (5) years following the Closing Date. Any claim for indemnification asserted in writing during the applicable survival period shall survive until resolved or judicially determined.

         9.2. Seller's Indemnification. Seller shall indemnify, hold harmless and defend Buyer, from and against all losses (including court costs and reasonable attorneys' fees at all levels of trial and through all levels of appeal and expenses and costs of investigation), suits, actions, claims, deficiencies, liabilities or obligations (collectively referred to as "Losses") related to, caused by or arising from: (i) any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of Seller contained herein or in any agreement or other document delivered pursuant hereto; and (ii) any and all claims of third parties made based upon facts alleged that, if true, would have constituted such a misrepresentation, breach or failure.




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         9.3. Buyer's Indemnification. Buyer shall indemnify, hold harmless and defend Seller, from and against all Losses related to, caused by or arising from: (i) any misrepresentation, breach of warranty or failure to fulfill any covenant or agreement of Buyer contained herein or in any agreement or other document delivered pursuant hereto; and (ii) any and all claims of third parties made based upon facts alleged that, if true, would have constituted such a misrepresentation, breach or failure.

         9.4. Indemnification Procedure. The party seeking indemnification under this Article shall give written notice to the indemnifying party of the facts and circumstances giving rise to any claim for indemnification. All rights contained in this Article are cumulative and are in addition to all other rights and remedies which are otherwise available, pursuant to the terms of this Agreement or applicable law. All indemnification rights shall be deemed to apply in favor of the indemnified party's officers, directors, representatives, subsidiaries, affiliates, successors, assigns, heirs and devisees.

         9.5. Defense Against Asserted Claims. Any party seeking indemnification (the "Indemnified Party") shall give written notice to the indemnifying party (the "Indemnifying Party") of the facts and the circumstances giving rise to any claim (the "Notice"). The Indemnified Party shall not settle or compromise any claim by a third party for which the Indemnified Party is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), unless legal action shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken reasonable control of such suit within fifteen (15) days after notification thereof as provided herein. In connection with any claim giving rise to indemnification hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party shall, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding without prejudice to the right of the Indemnifying Party thereafter to contest its obligation to indemnify the Indemnified Party in respect to the claims asserted therein. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel, the selection of which counsel shall be subject to the approval of the Indemnified Party, which approval shall not be unreasonably withheld, to conduct the defense in such claims and legal proceedings and at its sole cost and expense shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any claim or legal proceeding, without the prior written consent of the Indemnified Party, unless the Indemnifying Party admits in writing its liability to hold the Indemnified Party harmless from and against any losses, damages, expenses and liabilities arising out of such settlement. The Indemnified Party shall be entitled to participate in the defense of any such action with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom in accordance with the terms hereof, the Indemnified Party may defend such claim or litigation in such a manner as it may deem appropriate, including settling such claim or litigation after giving notice of the same to the Indemnifying Party on such terms as the Indemnified Party may deem appropriate and after action by the Indemnified Party seeking indemnification from the Indemnifying Party in accordance with the provisions of this Section; in such case, the Indemnifying Party shall not be entitled to question the manner in which the Indemnified Party defended such claim or litigation





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or the amount or nature of any such settlement. In the event of a claim by a third party, the Indemnified Party shall cooperate with the Indemnifying Party in the defense of such action (including making a personal contact with the third party if deemed beneficial) and the relevant records of each party shall be made available on a timely basis.

         9.6. Indemnification for Copelco Lease. Buyer, jointly and severally together with FROC II, hereby agrees to indemnify, hold harmless and defend Seller and IOI, from and against any and all losses and liability related to, caused by or arising from the Copelco Lease.


                                   ARTICLE X
                               GENERAL PROVISIONS

         10.1. Survival. Those provisions which by their nature are intended to survive beyond the execution of this Agreement shall survive same.

         10.2. Attorneys' Fees. In the event any adversarial legal action arises between any of the parties as a result of this Agreement, the prevailing party shall be entitled to recover from the other party its attorneys' fees and costs incurred at all pre-trial, trial and appellate proceedings.

         10.3. Parties in Interest. This Agreement and all of the terms, covenants and conditions herein shall bind and inure to the benefit of the parties named herein and their respective personal representatives, legal representatives, heirs, successors and assigns. No party may assign its rights and/or duties hereunder without the prior written consent of the other parties.

         10.4. Entire Agreement and Modification. This Agreement and the exhibits and schedules attached hereto contain the entire understanding among the parties with respect to the transactions contemplated hereby, and no representations, warranties or agreements have been made or, if made, have been relied upon by any party except those specifically referred to herein. This Agreement may only be amended, modified or supplemented by written instrument signed by all of the parties hereto.

         10.5. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Colorado. Venue of any legal action arising under or pursuant to this Agreement shall be in Boulder County, Colorado.

         10.6. Severability. If any provision of this Agreement is found to violate any statute, regulation, rule, order or decree of any governmental authority, court, agency or exchange, such invalidity shall not be deemed to affect any other provision hereof or the validity of the remainder of this Agreement, and such invalid provision shall be deemed deleted from this Agreement to the minimum extent necessary to cure such violation.

         10.7. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.8. Notices. All notices and other communications under this Agreement shall be given in writing or by overnight delivery service, charges prepaid, or by registered or certified mail, return receipt requested, postage prepaid, or hand delivered, personally addressed to the parties set forth below at the stated addresses or at such other address as any party shall designate in a notice to the other.

              To Seller:         IOI Management Services of Colorado, Inc.
                                 5858 Westheimer, Suite 500
                                 Houston, Texas  77057
                                 Attention: Doug P. Badertscher,Sr. V.P./C.O.O.

              With a copy to:    McDermott, Will & Emery
                                 Miami Center, 22nd Floor
                                 201 South Biscayne Boulevard
                                 Miami, Florida 33131-4336
                                 Attention: Ira J. Coleman, Esq.

              To Buyer:          Front Range Orthopedic Center, P.C.
                                 2030 Mountainview, Suite 200
                                 Longmont, Colorado 80501
                                 Attention: Kenneth J. Cavanaugh, M.D.

              With a copy to:    Foley & Lardner
                                 1999 Broadway, Suite 2560
                                 Denver, Colorado  80210
                                 Attention: Richard W. Johns, Esq.

         All notices shall be deemed effective when received, or if delivery is refused, on the date of such refusal.

         10.9. Waiver. A waiver of any breach or violation of any term, provision or covenant contained herein shall not be deemed a continuing waiver, or a waiver of any future or past breach or violation, or a waiver of any other term, provision or covenant of this Agreement. All waivers must be in writing.

         10.10. Confidentiality. Each of the Parties hereto agrees to keep all terms of this Agreement and all terms of the documents and agreements executed pursuant to the terms of this Agreement confidential, except with respect to communications the undersigned has with: (i) its advisors, such as accountants or attorneys, to assist in interpreting or enforcing the terms of this Agreement and the documents and agreements executed pursuant to the terms of this Agreement; (ii) third parties as necessary to carry out the terms of this Agreement as long as the undersigned divulges only the minimal information necessary to carry out the terms of this Agreement; and (iii) third parties as required by law or court order as long as the undersigned divulges only the minimal information required. In the event that any of the shareholders or practice administrators of Buyer or FROC II, as well as any staff upon the direct or indirect instructions of any of the shareholders or practice administrators of Buyer or FROC II, violate this confidentially covenant set forth in this Article 10.10, then Buyer and FROC II are jointly and severally liable to immediately pay to Seller in cash a penalty fee in the amount of $1,000,000. Such penalty fee is in addition to any other remedies available to Seller.

         10.11. No Disparagement. Buyer agrees that neither Buyer nor any of its officers, directors, shareholders or employees, nor any of its affiliates, nor any officers, directors, shareholders or employees of such affiliates, shall make any disparaging statements about: (i) Seller or IOI; (ii) any of Seller's affiliated corporations or Seller 's affiliated corporations; or (iii) any directors, officers, principal shareholders or employees of Seller or IOI. Buyer agrees that each of Seller and IOI has a legitimate business interest justifying such no disparagement condition and agreement. Seller agrees that neither Seller nor any of its officers, directors, shareholders or employees, nor any of its affiliates, nor any officers, directors, shareholders or employees of such affiliates, shall make any disparaging statements about the Buyer, or any of Buyer's officers, directors, shareholders, employees or affiliates. Seller agrees that Buyer has a legitimate business interest justifying such no disparagement condition and agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


Signed, sealed and delivered        BUYER:
in the presence of:                 -----

                                    FRONT RANGE ORTHOPEDIC CENTER,
                                    P.C., a Colorado professional corporation


                                    By:
-----------------------------          ----------------------------------------
                                    Print Name:
                                               --------------------------------
                                    Print Title:
-----------------------------                   -------------------------------


                                    SELLER:
                                    -------
                                    IOI MANAGEMENT SERVICES OF
                                    COLORADO, INC.,
                                    a Colorado corporation


                                    By:
-----------------------------          ----------------------------------------
                                    Print Name:
                                               --------------------------------
                                    Print Title:
-----------------------------                   -------------------------------

                                    EXHIBITS

Exhibit
Number         Description
-------        ------------
 1.2           - Purchased Assets

 1.3           - Assumed Liabilities and Obligations

 2.3           - Allocation of Consideration

 3.2           - Buyer's Release

 3.3           - Seller's Release

                                   EXHIBIT 1.2

                                PURCHASED ASSETS


         Accounts Receivable of FROC I existing as of the Closing Date.

                                   EXHIBIT 1.3

                       ASSUMED LIABILITIES AND OBLIGATIONS

1. Any and all liabilities and obligations of Seller to pay compensation of any kind to the physician employees and shareholders of Buyer which accrue and/or are payable on or after December 31, 1999, except as set forth in this Agreement.

2. Any and all liabilities and obligations of Seller to pay compensation of any kind to the staff employees and independent contractors of Buyer which accrue and/or are payable on or after the December 31, 1999, except as set forth in this Agreement.

3. Any and all other liabilities and obligations of Seller to Buyer or to the operation of the Practice which accrue and/or are payable on or after December 31, 1999, except as set forth in this Agreement.

                                   EXHIBIT 2.3

                           ALLOCATION OF CONSIDERATION


                      100% Allocated to Account Receivable

                                   EXHIBIT 3.2

                                 BUYER'S RELEASE

                                   EXHIBIT 3.3

                                SELLER'S RELEASE